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                                                                   EXHIBIT 99




               OSI PHARMACEUTICALS SIGNS AN AGREEMENT TO ACQUIRE
             PRE-CLINICAL RESEARCH OPERATIONS FROM BRITISH BIOTECH plc



        MELVILLE, N.Y.--Aug. 7, 2001 -- OSI Pharmaceuticals, Inc. (Nasdaq:
OSIP), announced today it has signed an agreement to acquire certain of the pre-clinical research operations of British Biotech plc (LSE: BBG; Nasdaq:
BBIOY) for (pound sterling) 8.7 million (approximately $12.35 million) in cash. OSI will assume the leases for British Biotech's state-of-the-art research facilities in Oxford, U.K., acquire extensive laboratory equipment, gain access to British Biotech's chemical libraries and retain approximately 60 research and administrative professionals. Included in the transaction, expected to close in September, is British Biotech's fully integrated pilot manufacturing plant which is capable of supplying clinical grade material on a scale sufficient to support OSI's proprietary development activities through to the completion of Phase II clinical trials. These additional resources will further enable OSI to move competitively into clinical development with selected drug candidates from its proprietary drug discovery programs.

        "A strong research presence on both sides of the Atlantic allows us to recruit from an extensive talent pool as we continuously strive to build a high quality research operation," stated Nicholas Bacopoulos, Ph.D., President and Head of Research and Development of OSI Pharmaceuticals. "Our experience over the last 5 years with our Birmingham location has shown that we can successfully run a transatlantic operation."

        OSI also announced that upon the closing of the transaction, it will close its Birmingham facility and relocate its Birmingham personnel to the Oxford facility which over time will employ approximately 150 researchers plus support staff and become the center of the Company's European research and development operations. The research staff that will be joining OSI from British Biotech include specialists in biology, medicinal and analytical chemistry, drug metabolism and pharmacokinetics, and will be assigned to OSI's proprietary research programs; expanding the Company's pre-clinical development capabilities.

        Background on OSI Research and Development

        OSI's drug discovery effort was historically partnered with pharmaceutical companies in royalty-based funded agreements. The Company has developed an integrated small molecule drug discovery operation based on extensive chemical libraries, robotic high throughput screening, gene targeted signal transduction assays (for example, tyrosine kinase, gene transcription and G-protein coupled receptor signaling assays), medicinal and pharmaceutical chemistry, and pre-clinical development. Following last year's successful financings, OSI is now applying these resources to proprietary drug discovery programs focused on three research groups consisting of: cancer, diabetes and a new opportunities group. The new opportunities group seeks to capitalize on the Company's core technologies to opportunistically develop candidates for subsequent partnering prior to commercialization.


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The Company's adenosine receptor discovery program is an example of this new opportunities group, where two projects, Adenosine A1 receptor antagonists for asthma and Adenosine A3 antagonists for glaucoma, have resulted in high quality lead molecules. The pre-clinical research group is currently being expanded to between 250 and 300 researchers based in facilities in the United Kingdom and New York.

        Upon the closing of the transaction, OSI will add key discovery skill sets in medicinal and analytical chemistry and in drug metabolism and pharmacokinetics. The addition of the pilot manufacturing plant will give the Company the ability to rapidly scale up the production of small molecules for pre-clinical toxicology testing and early clinical trials and will further enable OSI to move competitively into clinical development.

        The Company will occupy approximately 118,000 sq. ft. at its new U.K. research facility, in addition to the 60,000 sq. ft. the Company occupies at its Uniondale and Tarrytown research facilities in the U.S. Headquarters and administration staff recently moved to a 17,500 sq. ft. facility in Melville, New York. The Company anticipates occupying a new 50,000 sq. ft. research facility in Farmingdale, New York by the end of the year. The Company announced plans to consolidate its global research operations into two sites by the end of 2002. Approximately 50% of research will be based on Long Island, NY and the other 50% at the Oxford, U.K. site.

        OSI's Re-organization of Senior Research Management

        Arthur Bruskin, Ph.D., formerly Executive Vice President, Pharmaceutical Operations, has been appointed to Executive Vice President of Global Research and will assume responsibilities for OSI's overall pre-clinical research program. Dr. Bruskin began his career with OSI in 1991 when OSI acquired Applied bioTechnology, Inc. and has held several managerial positions at OSI since that time including Director of Cancer Research. Dr. Bruskin spent three years in the laboratory of Nobel Laurate, Dr. Michael Bishop, at the University of California, San Francisco, studying the molecular mechanisms of the activation of oncogenes. Dr. Bruskin will report to Dr. Nicholas Bacopoulos, President and Head of Research and Development.

        Neil Gibson, Ph.D., formerly Senior Director, Cancer Discovery, will lead the U.S. research operations in his new role as Vice President of U.S. Research and will oversee OSI's discovery programs within the U.S. Dr. Gibson joined OSI in January 2001. Dr. Gibson's prior experiences include serving as the Director for Cancer Research, Department of Cancer and Osteoporosis at The Bayer Corporation and previously served as Associate Director for Cancer Research, Institute of Bone Joint Disorders and Cancer also at The Bayer Corporation. Dr. Gibson served as Senior Research Investigator at Pfizer Inc. and played an integral role in OSI's cancer collaboration with Pfizer. Dr. Gibson will report to Dr. Bruskin.

        John Murray, Ph.D., Vice President of UK Chemistry, will lead the U.K. based research operations in medicinal chemistry and pharmaceutical development. Dr. Murray has 13 years experience at Glaxo Wellcome where he held several positions in Chemical


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Development and Medicinal Chemistry culminating as Group Leader and Laboratory
Head, Glaxo Wellcome Cambridge Chemistry Laboratory. Dr. Murray will report to Dr. Bruskin.

        Arlindo L. Castelhano, Ph.D., formerly Senior Director Chemistry and GPCR Drug Discovery, has assumed the position of Vice President of U.S. Chemistry and will assume responsibilities for OSI's U.S. chemistry operations. Dr. Castelhano joined OSI in 1999, when OSI acquired Cadus Pharmaceuticals Corp. where he was the Executive Director of Chemistry. Dr. Castelhano spent much of his career at Syntex Inc. where he served as Principal Scientist. He also was a Research Associate at the National Research Council in Ottawa, Ontario. Dr. Castelhano will report to Dr. Bruskin.

        OSI Pharmaceuticals is a leading biopharmaceutical company with a substantial portfolio of product opportunities for commercialization with the pharmaceutical industry. OSI's research programs are focused in the areas of cancer therapeutics, respiratory diseases, diabetes, and cosmeceuticals. OSI utilizes a comprehensive drug discovery and development capability to facilitate the rapid and cost-effective discovery and development of novel, small molecule compounds against more than 40 gene targets.

        This news release contains forward-looking statements. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Factors that might cause such a difference include, among others, uncertainties related to the identification of lead compounds, the successful pre-clinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third part reimbursement, and other factors described in OSI Pharmaceuticals, filings with the Securities and Exchange Commission.